EXHIBIT 4.1
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                             AMERICAN BILTRITE INC.



                    NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

                             AND FACILITY GUARANTEE



                                   $20,000,000

                 7.91% Series A Senior Notes Due August 28, 2010



                                   $15,000,000

                             Private Shelf Facility



                           Dated as of August 28, 2001




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
                                TABLE OF CONTENTS
                             (not part of agreement)


                                                                                                               Page

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1. AUTHORIZATION OF ISSUE OF NOTES................................................................................1
         1A. Authorization of Issue of Series A Notes.............................................................1
         1B. Authorization of Issue of Shelf Notes................................................................1
         1C. Facility Guarantee...................................................................................2

2. PURCHASE AND SALE OF NOTES.....................................................................................2
         2A. Purchase and Sale of Series A Notes..................................................................2
         2B. Purchase and Sale of  Shelf  Notes...................................................................2
         2B(1). Facility..........................................................................................2
         2B(2). Issuance Period...................................................................................3
         2B(3). Periodic Spread Information.......................................................................3
         2B(4). Request for Purchase..............................................................................4
         2B(5). Rate Quotes.......................................................................................4
         2B(6). Acceptance........................................................................................4
         2B(7). Market Disruption.................................................................................5
         2B(8). Facility Closings.................................................................................5
         2B(9). Fees..............................................................................................6
         2B(9)(i).   Facility Fee.................................................................................6
         2B(9)(ii).  Insurance Fee................................................................................6
         2B(9)(iii). Delayed Delivery Fee.........................................................................6
         2B(9)(iv). Cancellation Fee..............................................................................7
         2B(9)(v).  Leverage Fee..................................................................................7


3. CONDITIONS OF CLOSING..........................................................................................7
         3A. Certain Documents....................................................................................7
         3B. Representations and Warranties; No Default ..........................................................9
         3C. Purchase Permitted by Applicable Laws ...............................................................9
         3D. Approvals and Consents...............................................................................9
         3E. Payment of Fees .....................................................................................9
         3F. Guarantor Joinder Agreement..........................................................................9
         3G. Commitment Letter....................................................................................9
         3H. Proceedings and Documents...........................................................................10


4. PREPAYMENTS...................................................................................................10
         4A. Required Prepayments of Series A Notes..............................................................10
         4B. Required Prepayment of Shelf  Notes.................................................................10
         4C. Optional Prepayment ................................................................................10
         4D. Notice of Optional Prepayments......................................................................10
         4E. Application of Prepayment...........................................................................11
         4F. No Acquisition of Notes ............................................................................11
         4G. Cancellation of Notes...............................................................................11


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5. AFFIRMATIVE COVENANTS.........................................................................................11
         5A. Financial Statements................................................................................11
         5B. Information Required by Rule 144A...................................................................13
         5C. Inspection of Property; Books and Records...........................................................13
         5D. Covenant to Secure Notes Equally....................................................................13
         5E. Maintenance of Properties...........................................................................14
         5F. Maintenance of Insurance............................................................................14
         5G. Compliance with Environmental Laws..................................................................14
         5H. ERISA Notices.......................................................................................14
         5I. Payment of Taxes and Claims.........................................................................15
         5J. Corporate Existence, Etc............................................................................15
         5K. Compliance With Etc. ...............................................................................16
         5L. New Borrowers Under Bank Agreement..................................................................16


6.       NEGATIVE COVENANTS......................................................................................16
         6A. Financial Ratios....................................................................................16
         6B. Net Worth...........................................................................................17
         6C. Restricted Payment..................................................................................17
         6D. Limitations on Liens................................................................................17
         6E. Merger and Consolidation............................................................................18
         6F. Restricted Investments..............................................................................19
         6G. Restrictions and Restricted Subsidiaries............................................................20
         6H. Non-economic Contracts..............................................................................21
         6I. Sale of Discount Receivables........................................................................21
         6J. Transactions with Affiliates........................................................................21
         6K. Assumption of Debt of Congoleum.....................................................................21
         6L. Hedging Agreements..................................................................................21


7. DEFAULTS; REMEDIES............................................................................................21
         7A. Events of Default...................................................................................21
         7B. Rescission of Acceleration..........................................................................24
         7C. Notice of Acceleration or Rescission................................................................25
         7D. Other Remedies......................................................................................25


8. REPRESENTATIONS, COVENANTS AND WARRANTIES.....................................................................25
         8A. Organization; Authority; Enforceability.............................................................25
         8B. Business; Financial Statements......................................................................26
         8C. Actions Pending.....................................................................................26
         8D. Outstanding Debt....................................................................................26
         8E. Title to Properties.................................................................................27
         8F. Taxes...............................................................................................27
         8G. Conflicting Agreements and Other Matters............................................................27
         8H. Offering of Notes and Facility Guarantee............................................................27
         8I. Use of Proceeds.....................................................................................28


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         8J. ERISA...............................................................................................28
         8K. Governmental Consent................................................................................29
         8L. Environmental Compliance............................................................................29
         8M. Disclosure..........................................................................................29
         8N. Hostile Tender Offers...............................................................................29
         8O. Patents and Trademarks..............................................................................29
         8P. Regulatory Status...................................................................................29


9. REPRESENTATIONS OF THE PURCHASER..............................................................................30
         9A. Nature of Purchase..................................................................................30
         9B. Source of Funds.....................................................................................30


10. DEFINITIONS AND ACCOUNTING MATTERS...........................................................................30
         10A. Yield-Maintenance Terms............................................................................30
         10B. Other Defined Terms................................................................................31
         10C. Accounting Terms and Determinations................................................................40

11. FACILITY GUARANTEE...........................................................................................40
         11A. Guaranteed Obligations.............................................................................40
         11B. Payments and Performance...........................................................................41
         11C. Releases...........................................................................................41
         11D. Waivers............................................................................................42
         11E. Marshaling.........................................................................................43
         11F. Immediate Liability................................................................................44
         11G. Primary Obligations................................................................................44
         11H. No Reduction or Defense............................................................................44
         11I. Subordination......................................................................................46
         11J. No Election........................................................................................46
         11K. Severability.......................................................................................46
         11L. Appropriations.....................................................................................46
         11M. Other Enforcement Rights...........................................................................47
         11N. Invalid Payments...................................................................................47
         11O. No Waivers or Election of Remedies; Expenses; etc..................................................47
         11P. Restoration of Rights and Remedies.................................................................47
         11Q. No Setoff or Counterclaim..........................................................................47
         11R. Further Assurances.................................................................................48
         11S. Survival...........................................................................................48
         11T. Acknowledgment of Common Interests; etc............................................................48

12. MISCELLANEOUS................................................................................................48
         12A. Note Payments......................................................................................48
         12B. Expenses...........................................................................................48
         12C. Consent to Amendments..............................................................................49
         12D. Form, Registration, Transfer and Exchange of Notes; Lost Notes.....................................50
         12E. Persons Deemed Owners; Participations..............................................................50
         12F. Survival of Representations and Warranties; Entire Agreement.......................................50
         12G. Successors and Assigns.............................................................................50


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         12H. Independence of Covenants..........................................................................51
         12I. Notices............................................................................................51
         12J. Payments Due on Non-Business Days..................................................................51
         12K. Severability.......................................................................................51
         12L. Descriptive Headings...............................................................................52
         12M. Satisfaction Requirement...........................................................................52
         12N. Governing Law......................................................................................52
         12O. Severalty of Obligations...........................................................................52
         12P. Counterparts.......................................................................................52
         12Q. Binding Agreement..................................................................................52


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                             Exhibits and Schedules

Purchaser Schedule
Information Schedule

Disclosure Schedules:
Schedule 6D       --  Liens
Schedule 6F       --  Investments
Schedule 8A       --  List of Subsidiaries
Schedule 8D       --  Outstanding Debt
Schedule 8G       --  Agreements Restricting Debt
Schedule 8O       --  Patents and Trademarks

Exhibit A-1       --  Form of Series A Note
Exhibit A-2       --  Form of Shelf Note
Exhibit B         --  Form of Request for Purchase
Exhibit C         --  Form of Confirmation of Acceptance
Exhibit D-1       --  Form of Opinion of Company Counsel, Series A Note Closing
Exhibit D-2       --  Form of Opinion of Company Counsel, Shelf Note Closing
Exhibit E         -   Form of Guarantor Joinder Agreement



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                             AMERICAN BILTRITE INC.
                                 57 River Street
                            Wellesley Hills, MA 02481


                                                           As of August 28, 2001





The Prudential Insurance Company
   of America (herein called "Prudential") Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "Purchasers")

c/o Prudential Capital Group
1114 Avenue of the Americas, 30th Floor
New York, New York  10036

Ladies and Gentlemen:

                  The undersigned, American Biltrite Inc., a Delaware corporation (herein called the "Company"), hereby agrees with you as follows:

                  1. AUTHORIZATION OF ISSUE OF NOTES.

                  1A. Authorization of Issue of Series A Notes. The Company will authorize the issue of its senior promissory notes (the "Series A Notes") in the aggregate principal amount of $20,000,000, to be dated the date of issue thereof, to mature August 28, 2010, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.91% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The terms "Series A
Note" and "Series A Notes" as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

                  1B. Authorization of Issue of Shelf Notes. The Company will authorize the issue of its senior promissory notes (the "Shelf Notes") in the aggregate principal amount of $15,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 10 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 7 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so

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issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(6), and to be substantially in the form of Exhibit A-2 attached hereto. The terms "Shelf Note" and "Shelf Notes", as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "Note" and "Notes" as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.
Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate,
(v) the same interest payment periods and (vi) the same date of issuance
(which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor
Note was issued), are herein called a "Series" of Notes.

                  1C. Facility Guarantee. To induce Prudential to enter into this Agreement, and to induce the Purchasers to purchase the Notes from the Company in accordance with the terms hereof, the obligations of the Company hereunder and under the Notes are fully and unconditionally guaranteed by the Guarantors, as provided in paragraph 11 hereof, together with any Guarantor
Joinder Agreement(s) delivered pursuant to paragraph 5L below. As of the date hereof and the Series A Closing Day, the Company owns the percentage of outstanding shares of the Guarantors as set forth on Schedule 8A (as updated and in effect on each such date), and, as a result, the Guarantors will receive a direct financial and economic benefit from the indebtedness to be incurred by the Company.

                  2. PURCHASE AND SALE OF NOTES.

                  2A. Purchase and Sale of Series A Notes. The Company hereby agrees to sell to Prudential and, subject to the terms and conditions herein set forth, Prudential agrees to purchase from the Company the aggregate principal amount of Series A Notes set forth opposite its name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. On August 28, 2001 or any other date upon which the Company and Prudential may agree (herein called the "Series A Closing Day"), the Company will deliver to Prudential at the offices of Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor,
New York, New York, one or more Series A Notes registered in its name, evidencing the aggregate principal amount of Series A Notes to be purchased by Prudential and in the denomination or denominations specified in the Purchaser
Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #00
535-31885 at Fleet Bank, ABA Routing Number 011-000-138.

                  2B. Purchase and Sale of Shelf Notes.

                  2B(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf
Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "Facility". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of


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Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "Available Facility Amount" at such time. NOTWITHSTANDING THE
WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT
IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY
PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE
SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC
PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A
COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE. NOTWITHSTANDING THE
WILLINGNESS OF THE COMPANY TO CONSIDER SALES OF SHELF NOTES, THIS AGREEMENT IS
ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT THE COMPANY SHALL NOT BE
OBLIGATED TO MAKE OFFERS TO SELL SHELF NOTES, OR TO REQUEST RATES, SPREADS OR
OTHER TERMS WITH RESPECT TO SPECIFIC SALES OF SHELF NOTES, AND THE FACILITY
SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY THE COMPANY.

                  2B(2). Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

                  2B(3). Periodic Spread Information. Not later than 9:30 A.M.
(New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone followed by telecopier notice, if requested by the Company) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing
Shelf Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential.
The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Shelf Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Shelf Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this paragraph 2B(3) for any reason, including its determination that the


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credit quality of the Company has declined since the date of this Agreement and shall be required to provide written notice to the Company as soon as practicable of its decision to suspend or terminate providing information to the Company.

                  2B(4). Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available
Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf
Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes,
(iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default and (vii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

                  2B(5). Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(4), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier with oral confirmation of receipt by the Company, in each case between 9:30 A.M. and 1:30 P.M. New York City local time
(or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase.
Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

                  2B(6). Acceptance. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(5) or such shorter period as Prudential may specify to the Company (such period herein called the "Acceptance Window"), the Company may, subject to paragraph 2B(7), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telecopier or telephone followed by telecopier notice, if requested by the Company within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes
(each such Shelf Note being herein called an "Accepted Note") as to which such acceptance (herein called an "Acceptance") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on


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such expired interest rate quotes. Subject to paragraph 2B(7) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance
Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "Confirmation of Acceptance"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

                  2B(7). Market Disruption. Notwithstanding the provisions of paragraph 2B(6), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(5) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(6) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company in writing that the provisions of this paragraph 2B(7) are applicable with respect to such Acceptance.

                  2B(8). Facility Closings. Not later than 11:30 A.M. (New York
City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor, New York, New York 10036, the Accepted Notes to be purchased by such
Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(8), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled
Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing
Day (the "Rescheduled Closing Day") and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(9)(iii) or (ii) such closing is to be canceled. In the event that the


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Company shall fail to give such notice referred to in the preceding sentence,
Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

                  2B(9). Fees.

                  2B(9)(i). Facility Fee. At the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the "Facility
Fee") in the amount of $40,000.

                  2B(9)(ii). Issuance Fee. The Company will pay to Prudential in immediately available funds a fee (herein called the "Issuance Fee") on each Closing Day (other than the Series A Closing Day) in an amount equal to 0.15% of the aggregate principal amount of Notes sold on such Closing Day.

                  2B(9)(iii). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential
(a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance
Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "Delayed Delivery Fee") calculated as follows:

                                             (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed);
"DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made.
In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(8).

                  2B(9)(iv). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence


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of paragraph 2B(6) or the penultimate sentence of paragraph 2B(8) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Company will pay the Purchasers in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                                    PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(9)(iii). The foregoing bid and ask prices shall be as reported by Bridge Telerate (or, if such data for any reason ceases to be available through Bridge Telerate, any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place.
In no case shall the Cancellation Fee be less than zero.

                  2B(9)(v). Leverage Fee. In addition to interest accruing on the Series A Notes in accordance with their terms, the Company agrees to pay each holder of Series A Notes in immediately available funds a fee (the
"Leverage Fee") payable in arrears on each interest payment date for the Series
A Notes in an amount equal to 0.25% per annum of the outstanding principal amount of Series A Notes held by such holder; provided that the Leverage Fee shall cease to accrue if at any time after the Series A Closing Day the Leverage
Fee is less than 2.5 to 1.0 for each of two consecutive fiscal quarters. The
Leverage Fee shall be calculated on the same basis as interest on the Series A
Notes is calculated. For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company based on the consolidated financial statements delivered pursuant to paragraph 5A(i) or (ii),
(b) any discontinuation of the Leverage Fee resulting from a change in the Leverage Ratio shall be effective as of the date the Company delivers the Officer's Certificate referred to in paragraph 5A, which certificate shall specify the basis for discontinuing the Leverage Fee, and (c) if the Company fails to deliver the consolidated financial statements required to be delivered by it pursuant to paragraph 5A(i) or (ii), the Leverage Fee shall continue to accrue until such consolidated financial statements are delivered. The acceptance of the Leverage Fee by any holder of a Series A Note shall not constitute a waiver of any Default or Event of Default.

                  3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes on any Closing Day are subject (in each case) to the satisfaction, on or before such Closing Day, as the case may be, of the following conditions applicable thereto:

                  3A. Certain Documents. The Purchaser shall have received the following, each dated the applicable Closing Day:

                  (i) The Note(s) to be purchased by such Purchaser.




                                      7

                  (ii) Certified copies of (a) the resolutions of the Board of Directors of the Company, authorizing the execution and delivery of this Agreement and the issuance of the Notes, (b) the resolutions of the General Partner of the Guarantor, authorizing the execution and delivery of this Agreement and the issuance of the Facility Guarantee, and (c) all documents evidencing other necessary corporate or partnership action and governmental approvals, if any, with respect to this Agreement, the Notes and the Facility Guarantee.

                  (iii) A certificate of (a) the Secretary or an Assistant Secretary and one other officer of the Company, certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder and (b) the Secretary or an Assistant Secretary and one other officer of the General Partner of the Guarantor, certifying the names and true signatures of the officers of the General Partner of the Guarantor authorized to sign this Agreement and the other documents to be delivered hereunder.

                  (iv) Certified copies of (a) the Certificate of Incorporation and By-laws of the Company and (b) the Partnership Agreement of each Guarantor.

                  (v) A favorable opinion of Henry W. Winkleman, Esq., Corporate Counsel of the Company and the Guarantors (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-1 (in the case of the Series A Notes) or D-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company and the Guarantors hereby direct each such counsel to deliver such opinion, agree that the issuance and sale of any Notes and any Facility Guarantee will constitute a reconfirmation of such direction, and understand and agree that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

                  (vi) A good standing certificate for the Company from the Secretary of State of Delaware and for each Guarantor from the Secretary of State (or equivalent official) of its jurisdiction of organization, in each case dated as of a recent date and such other evidence of the status of the Company and each Guarantor as such Purchaser may reasonably request.

                  (vii) Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Restricted Subsidiary (under its present name and previous names) as debtor and which are filed in the offices of the Secretaries of State of Delaware, Massachusetts, New Jersey and Rhode Island, together with copies of such financing statements.

                  (viii) Certified copies of searches of Personal Property Security Act (Ontario) and similar registrations and filings which name the Company or any Restricted Subsidiary (under its present name and previous names) as debtor.

                  (ix) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

                  3B. Representations and Warranties; No Default. The representations and warranties contained in this Agreement and those otherwise made in writing by or on behalf of the Company or any Guarantor in connection with the transactions contemplated by this Agreement shall be true on and as of such Closing Day; there shall exist on such Closing Day no Event of Default or Default; the Company and each Guarantor shall have performed or complied with all matters required to be performed or complied with by each of them hereunder; there shall have been no material adverse change in the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole, since December 31, 2000; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Day to each such effect.

                  3C. Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes and the Facility Guarantee on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax (other than income taxes payable on the receipt of income), penalty, liability or, in the reasonable judgment of such Purchaser, other onerous condition under or pursuant to any applicable law or governmental regulation. Purchaser shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

                  3D. Approvals and Consents. The Company and each Guarantor shall have duly received all material authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all United States federal, state and local governmental authorities and any third parties necessary in connection with the transactions contemplated hereby, and all thereof shall be in full force and effect on such Closing Day. Any consent from the shareholders of the Company required to be obtained in connection with the transactions contemplated herein shall have been obtained. The Company shall have delivered an Officer's Certificate to such Purchaser, dated such Closing Day to such effect.

                  3E. Payment of Fees. The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Facility Fee due pursuant to paragraph 2B(9)(i), any Issuance Fee due pursuant to paragraph 2B(9)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(9)(iii).

                  3F. Guarantor Joinder Agreements. Each Guarantor shall have executed and delivered to the Purchasers a counterpart to this Agreement, or, if applicable, a Guarantor Joinder Agreement.

                  3G. Commitment Letter. Evidence that a commitment letter providing for the extension of credit to the Company and K&M in an aggregate principal amount of

$30,000,000 and otherwise in form and substance reasonably satisfactory to Prudential shall have been executed and delivered by each of the parties thereto and shall be in effect.

                  3H. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

                  4. PREPAYMENTS. The Series A Notes and any Shelf Notes shall be subject to the required prepayments specified in paragraphs 4A and 4B, respectively. The Series A Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

                  4A. Required Prepayments of Series A Notes. Until the Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Series A Notes, without Yield-Maintenance Amount, the sum of $4,000,000 on August 28 in each of the years 2006 to 2009, inclusive, and such principal amounts of the Series A Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on the maturity date of the Series A Notes.

                  4B. Required Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayment, if any, set forth in the Notes of such Series.

                  4C. Optional Prepayment. The Notes of each Series shall be subject to prepayment, in whole or from time to time in part (in an amount of at least $1,000,000 and any larger integral multiples of $100,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest accrued thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

                  4D. Notice of Optional Prepayment. The Company shall give the holder of each Note to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice or notice by facsimile machine of the principal amount of the Notes to be prepaid and the prepayment date to each holder of Notes which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

                  4E. Application of Prepayments. Upon any partial prepayment of Notes of any Series pursuant to paragraph 4A, 4B or 4C, the principal amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series according to the respective unpaid principal amounts thereof.

                  4F. No Acquisition of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company, or such Subsidiary or Affiliate, shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed outstanding for any purpose under this Agreement.

                  4G. Cancellation of Notes. Any Notes acquired pursuant to paragraph 4A, 4B or 4C, or otherwise acquired by or on behalf of the Company or a Subsidiary, shall be canceled and shall not be reissued and shall not be deemed to be outstanding for any purpose of this Agreement. Any Note held by any Affiliate of the Company shall not be deemed outstanding for the purpose of determining the aggregate principal amount of Notes outstanding for purposes of determining whether or not any specified percentage of holders of outstanding Notes have given any consent or taken any other action hereunder.

                  5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

                  5A. Financial Statements. The Company covenants that it will deliver to each holder of any Note in triplicate:

                           (i) as soon as practicable and in any event within 45
                  days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Restricted Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

                           (ii) as soon as practicable and in any event within
                  90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Restricted Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company;

                           (iii) promptly upon transmission thereof, (a) copies
                  of all such financial statements, proxy statements, notices and reports as it shall send to its public shareholders, (b) copies of all registration statements (without exhibits) and all reports which it publicly files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) (including, without limitation, reports on Form 10-K and Form 10-Q not later than the date on which the same are required to be filed) and (c) copies of all press releases;

                           (iv) promptly upon receipt thereof, a copy of each
                  other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary which constitutes a "significant subsidiary" within the meaning of Regulation S-X of the Securities and Exchange Commission (including management letters submitted to the board of directors of the Company or any such Subsidiary); and

                           (v) with reasonable promptness, such other
                  information with respect to the business, finances and affairs of the Company and its Subsidiaries as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of any Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B, 6C, 6D or 6F and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each record holder of any Note a certificate of the accountants referred to in said clause (ii) above stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default, which Event of Default or Default would not normally be disclosed or discovered in the course of an audit conducted in accordance with generally accepted auditing standards.

                  The Company also covenants that promptly after any Responsible Officer obtains actual knowledge that any existing state of facts or circumstances constitutes an Event of Default or Default (and in any event within 5 Business Days of obtaining such knowledge), it will deliver to each holder of any Note an Officer's Certificate specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

                  5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer permitted to purchase any Note under the terms of this Agreement designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

                  5C. Inspection of Property; Books and Records. The Company covenants that it will permit any Person designated in writing by any Significant Holder, at the Company's expense while an Event of Default is continuing and otherwise at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers thereof or with its independent public accountants (and by this provision the Company hereby agrees that it will make such officers available for any such discussion and authorizes such accountants to discuss such matters with such Person), all at such reasonable times, upon reasonable notice, and as often as such Significant Holder may reasonably request. The Company will maintain or cause to be maintained the books of record and account of the Company and its Subsidiaries in good order in accordance with sound business and financial practice and its financial statements (including those required to be delivered pursuant to paragraph 5A) prepared in accordance with generally accepted accounting principles.

                  5D. Covenant to Secure Notes Equally. The Company covenants that if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6D (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C), it will make or cause to be made effective provision satisfactory in form and substance to the Required Holder(s) (including, without limitation, opinions of counsel relating thereto) whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured. Securing the Notes as provided in this paragraph 5D shall not permit the existence of any Lien not permitted by paragraph 6D.

                  5E. Maintenance of Properties. The Company will maintain or cause to be maintained in good repair, working order and condition all properties used in or necessary for the operation of the business of the Company and its Restricted Subsidiaries (ordinary wear and tear excepted) and from time to time will make or cause to be made all reasonable repairs, renewals and replacements thereof, all to the extent material to the business and operations of the Company and its Restricted Subsidiaries taken as a whole. The Company will procure and maintain in full force and effect all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, in each case that are necessary in any material respect for the ownership, maintenance and operation of the business and operations of the Company and its Restricted Subsidiaries taken as a whole.

                  5F. Maintenance of Insurance. The Company covenants that it and each of its Restricted Subsidiaries will maintain with financially sound and reputable insurers insurance against fire, explosion, hazards insured against by extended coverage and liability for other hazards and risks, and insurance against liability to Persons and for property damage, all to the extent and in the manner as is customarily maintained by other companies of established reputation operating comparable or similar businesses.

                  5G. Compliance with Environmental Laws. The Company will, and will cause each of its Subsidiaries and each of its Affiliates that are controlled by the Company or its Subsidiaries to, comply with, or operate pursuant to valid waivers of, applicable Environmental Laws and Environmental Permits, including, without limitation, to the extent required by applicable Environmental Laws or Environmental Permits, conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity and completing proper, thorough and effective clean-up, removal, remediation and/or restoration, except to the extent that failure so to comply with any Environmental Law or Environmental Permit does not have a material adverse effect on the business, financial condition or operations of the Company and its Restricted Subsidiaries, taken as a whole, and, except that, with respect to any testing, monitoring, clean-up, removal, remediation or other such action required pursuant to such law or permits, neither the Company nor any of its Subsidiaries or Affiliates shall be required to perform any such action if the applicability or validity thereof is being contested in good faith by appropriate proceedings and adequate reserves have been established in accordance with generally accepted accounting principles.

                  5H. ERISA Notices. The Company covenants that it shall deliver to each Significant Holder, promptly upon the Company or its Subsidiaries or any of their respective ERISA Affiliates:

                  (i) giving or being required to give notice to the PBGC of any "reportable event" (as defined in section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA by the PBGC, or becoming aware that any plan administrator of any Plan has given or is required to give notice of any such "reportable event", a copy of the notice of such reportable event given or which should have been given to the PBGC;

                  (ii) receiving notice of the Company's or an ERISA Affiliate's complete or partial withdrawal from a Multiemployer Plan under Title IV of ERISA, or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;

                  (iii) receiving notice from the PBGC under Title IV of ERISA of its intent to terminate, impose liability (other than for premiums under section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;

                  (iv) applying for a waiver of the minimum funding standard under section 412 of the Code, a copy of such application;

                  (v) giving notice to the PBGC of intent to terminate any Plan under section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;

                  (vi) giving notice to the PBGC of withdrawal from any Plan pursuant to section 4063 of ERISA, a copy of such notice; or

                  (vii) failing to make any required payment or required contribution to any Plan or Multiemployer Plan or making any amendment to any Plan which has resulted in the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and the action, if any, which the Company is required to take.

                  5I. Payment of Taxes and Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all taxes, assessments and governmental charges (including claims of the IRS and the PBGC and claims made at the insistence of the PBGC) levied or imposed upon it or any ERISA Affiliate or any Code Affiliate or upon its or their income, profits or property, (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon its or its Subsidiaries, properties, and (c) all required installments under section 412(m) of the Code and all other required payments under section 412 of the Code with respect to any Plan maintained by the Company or any ERISA Affiliate; provided, however, that, in the case of clause (a) and (b) above, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim, the applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles.

                  5J. Corporate Existence, Etc. Subject to the provisions of paragraph 6E, the Company will at all times preserve and keep in full force and effect its and its Restricted Subsidiaries', corporate existence, and will qualify, and cause each of its Restricted Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, financial condition or operations of the Company and its Restricted Subsidiaries taken as a whole.

                  5K. Compliance With Laws, Etc. The Company will comply and cause its Restricted Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and judicial or administrative orders and judgments of any court or governmental authority (including those relating to environmental protection, employee benefits and welfare and employee safety), the noncompliance with which would materially adversely affect the business, financial condition or operations of the Company and its Restricted Subsidiaries taken as a whole.

                  5L. New Borrowers Under Bank Agreement. The Company covenants that, if any Subsidiary becomes a borrower or obligor under the Bank Agreement, (a) the Company shall cause such Subsidiary to become simultaneously a Guarantor by executing and delivering to the Purchasers a Guarantor Joinder Agreement, together with such other agreements, opinions, organizational documents and other documents as the Required Holder(s) may reasonably request and (b) notwithstanding any provision hereof to the contrary, such Subsidiary shall constitute a Restricted Subsidiary for all purposes hereunder.

                  6. NEGATIVE COVENANTS.

                  6A.      Financial  Ratios.  The Company  covenants that it
will not permit,  as determined at the end of each fiscal quarter,

                  (i) Current Ratio. The ratio of Current Assets to Current Liabilities to be less than 1.5 to 1.0.

                  (ii) Fixed Charge Coverage Ratio. The ratio of Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters to Consolidated Fixed Charges for such period to be less than the following ratios during the following respective periods:

                         Period                                Ratio
        Closing Date through December 31, 2001              2.00 to 1.00
        January 1, 2002 through March 31, 2002              1.50 to 1.00
        April 1, 2002 through September 30, 2002            1.75 to 1.00
        Thereafter                                          2.00 to 1.00

                  (iii) Debt Levels. Debt of the Company and its Restricted Subsidiaries (a) from the Closing Date through December 31, 2001 to exceed 50% of Consolidated Tangible Gross Worth and (b) from January 1, 2002 and at all times thereafter to exceed 45% of Consolidated Tangible Gross Worth.

                  (iv) Priority Debt. Priority Debt to exceed 15% of Consolidated Tangible Gross Worth.

                  (v) Leverage Ratio. The Leverage Ratio for the period of four consecutive fiscal quarters most recently ended to exceed the following ratios during the following respective periods:

                         Period                             Ratio
         Closing Date through September 30, 2001            3.25
         October 1, 2001 through December 31, 2001          2.75
         January 1, 2002 through June 30, 2002              3.25
         July 1, 2002 through September 30, 2002            2.75
         October 1, 2002 through December 31, 2002          2.50
         Thereafter                                         2.50


                  6B. Net Worth. The Company will not permit, as at the end of each fiscal quarter, Consolidated Tangible Net Worth to be less than the sum of
(i) $56,000,000, plus (ii) 50% of Consolidated Net Income Available for Tangible Net Worth for the period from December 31, 2000 to and including the most recent quarter ended prior to the measurement date.

                  6C. Restricted Payments. The Company will not, directly or indirectly, declare, order, pay, make or set apart any sum or property for any Restricted Payment in excess of an amount equal to the sum of (i) $5,000,000, plus (ii) 50% of Consolidated Net Income for the period from December 31, 2000 to and including the most recent quarter ended prior to the measurement date, minus (iii) the aggregate amount of all Restricted Payments declared, ordered, paid, made or set apart after December 31, 2000, provided that the Company shall not make any Restricted Payments if (a) there shall exist any Default or Event of Default or (b) immediately after such Restricted Payment a Default or Event of Default would occur.

                  6D. Limitations on Liens. The Company covenants that neither it nor any of its Restricted Subsidiaries will create, assume or suffer to exist any Lien upon any of its Property or assets (including, without limitation, any capital stock of a Restricted Subsidiary owned by the Company or any Subsidiary), whether now owned or hereafter acquired and whether or not provision is made for equally and ratably securing the Notes as provided in paragraph 5D; provided, however, that the foregoing restriction and limitation shall not apply to the following Liens:

                           (i) Liens existing on the Closing Date and listed on
Schedule 6D;

                           (ii) Liens for taxes, assessments or governmental
                  charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with, and as permitted by, paragraph 5I;

                           (iii) Liens imposed by law, such as carriers',
                  landlords', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings as permitted by paragraph 5I;

                           (iv) Liens consisting of encumbrances in the nature
                  of zoning restrictions, easements, rights and restrictions on the use of real property on the date of the acquisition thereof, which in any case do not materially detract from the value of such property or impair the Company's or any Restricted Subsidiary's use thereof;

                           (v) Liens (other than ERISA Liens) incurred or
                  deposits made in the ordinary course of business

                                    (a) in connection with workers'
                           compensation, unemployment insurance and other types of social security, or

                                    (b) to secure (or to obtain letters of
                           credit that secure) performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, materially detract from the value of the Company's or any Restricted Subsidiary's property or assets or impair the use thereof or operation of its business;

                           (vi) Liens consisting of Capitalized Leases or Liens
                  on property existing at the time of acquisition or placed on property being acquired or constructed to secure the purchase price or cost thereof or Debt incurred to finance such purchase or construction; provided that (a) the property is not encumbered in excess of the lesser of the cost or fair market value thereof, (b) the Lien is confined to the property so acquired or constructed, and (c) no Default or Event of Default has occurred and is continuing;

                           (vii) any Lien renewing or extending any Lien
                  permitted by clause (i) or (vi), provided that (a) the Debt is not increased or the weighted average life to maturity thereof reduced, (b) the Lien is not extended to other property, (c) the Debt secured thereby is permitted under paragraph 6A, and
                  (d) no Default or Event of Default is in existence; and

                           (viii) other Liens not otherwise permitted, provided
                  that the Debt secured by such Liens shall not (a) when aggregated with all other Priority Debt, exceed 15% of Consolidated Tangible Gross Worth, (b) violate the provisions of paragraph 6A, and (c) at the time any such Lien is incurred, exceed the book value, or, if less, the fair market value of the property subject to such Lien.

                  6E. Merger and Consolidation. The Company covenants that it will not, and will not permit Congoleum or any Restricted Subsidiary to, be a party to any merger, amalgamation, consolidation, reorganization, reconstruction or arrangement with any other Person or sell, lease or transfer or otherwise dispose of all or substantially all of its assets to any Person, except that:

(i)
                           a Restricted Subsidiary may merge or consolidate
                  with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, the Company if the Company is the surviving or continuing corporation;

                           (ii) a Restricted Subsidiary may merge or consolidate
                  with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, any other Restricted Subsidiary; and

                           (iii) any corporation, except Congoleum, may merge or
                  consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, the Company or any Restricted Subsidiary if the Company or such Restricted Subsidiary is the surviving or continuing corporation;

provided, that at the time of such merger, consolidation, sale, transfer or disposition and after giving effect thereto there shall exist no Default or Event of Default.

                  6F. Restricted Investments. The Company will not make or permit a Restricted Subsidiary to make any Investment, except:

                           (i) loans or advances to any Restricted Subsidiary or
to the Company;

                           (ii) stock, obligations or securities of a Restricted
                  Subsidiary or a corporation which immediately after such purchase or acquisition will be a Restricted Subsidiary;

                           (iii) stock, obligations or securities received in
                  settlement of debts (created in the ordinary course of business) owing to the Company or any Restricted Subsidiary;

                           (iv) the following Investments, provided that they
                  are payable in the United States in United States dollars and are due within one year from the date of issuance;

                                    (a) commercial paper of a United States
                           issuer rated A1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc.;

                                    (b) certificates of deposits of commercial
                           banks organized under the laws of the United States, whose deposits are at all times insured by the Federal Deposit Insurance Corporation, having combined capital and surplus in excess of $500,000,000 and a long-term deposit rating of A or better from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                                    (c) marketable direct obligations of, or
                           obligations unconditionally guaranteed by, the United States Government or any instrumentality or agency thereof; or

                                    (d) shares of money market mutual or similar
                           funds which invest exclusively in assets satisfying the requirements of clauses (a) through (c) above;

                           (v) equity investments in Congoleum (a) existing at
                  December 31, 2000 and (b) additional Investments in Congoleum not to exceed $7,500,000;

                           (vi) equity investments in K&M (a) existing on the
                  date of this Agreement and (b) additional Investments in K&M not to exceed $2,000,000;

                           (vii) loans or advances to employees, officers or
                  directors of the Company or any Restricted Subsidiary in their capacity as such in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding;

                           (viii) Investments by the Company or a Restricted
                  Subsidiary in connection with the Company's deferred compensation plan (as existing and in effect on the Closing
                  Date);

                           (ix) Company-owned life insurance policies which name
                  the Company as the sole loss payee;

                           (x) Investments existing on the Closing Date and
                  listed on Schedule 6F;

                           (xi) Hedging Agreements permitted under paragraph 6L;
                  and

                           (xii) other Investments not otherwise permitted,
                  provided that in no event shall the aggregate amount of Investments made pursuant to clause (v)(b) above and this clause (xii) exceed at any time 20% of Tangible Net Worth.

                  6G. Restrictions on Restricted Subsidiaries. The Company will not permit

                           (i) itself or any Restricted Subsidiary to sell,
                  assign, pledge or otherwise dispose of any Debt of, or any shares of stock or other equity interest in (or warrants, rights or options to acquire stock of or equity interests in), any Restricted Subsidiary except to the Company or any other Restricted Subsidiary, provided that all of the stock and Debt of a Restricted Subsidiary may be sold as an entirety if prior to and immediately after such sale, no Default or Event of Default would exist; or

                  (ii)     any Restricted Subsidiary to

                           (a) enter into any contract or agreement (including
                  any provision in its charter) that imposes restrictions on its ability to pay dividends or

                           (b) except as permitted by paragraph 6A(iii) and
                  (iv), issue, sell, create, incur, assume or suffer to exist Debt owing to or held by any Person other than the Company or any Restricted Subsidiary.

                  6H. Non-economic Contracts. The Company will not permit itself or any Restricted Subsidiary to enter into or become a party to any non-economic contract (other than Hedging Agreements permitted under paragraph 6L), including any contract for the purchase of materials, supplies, or other property, if such contract requires that payment for such materials, supplies or other property shall be made whether or not delivery is ever made, or Guarantees other than endorsements or negotiable instruments for collection in the ordinary course of business and Guarantees permitted under paragraph 6A(iii) or 6A(iv).

                  6I. Sale or Discount of Receivables. The Company will not permit itself or any Restricted Subsidiary to discount, pledge, sell with recourse, or otherwise sell, any of its Receivables.

                  6J. Transactions with Affiliates. The Company will not permit itself or any Restricted Subsidiary to effect any transaction with any Affiliate by which any asset or services of the Company or a Restricted Subsidiary is transferred to such Affiliate, or from such Affiliate, or enter into any other transaction with an Affiliate on terms no less favorable to the Company or any Restricted Subsidiary than those that could be obtained in an arm's length transaction.

                  6K. Assumption of Debt of Congoleum. The Company will not permit itself or any Restricted Subsidiary to, directly or indirectly, Guarantee, assume or otherwise become obligated with respect to Debt or any other obligation or liability of Congoleum.

                  6L. Hedging Agreements. The Company will not permit itself or any Restricted Subsidiary to enter into any Hedging Agreement other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities. For the avoidance of doubt, the Company acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

                  7. DEFAULTS; REMEDIES.

                  7A. Events of Default. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                           (i) the Company defaults in the payment of any
                  principal of or Yield-Maintenance Amount in respect of any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                           (ii) the Company defaults in the payment of any
                  interest on any Note for a period of 10 days after the same shall become due; or

                           (iii) the Company or any Restricted Subsidiary
                  defaults (whether as primary obligor or as guarantor or as surety) in any payment of principal of or interest on any other obligation for money borrowed, any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage, or any obligation under notes payable or drafts accepted representing extensions of credit (any of the foregoing being herein called a "Payment Default") beyond any period of grace provided with respect thereto; or the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee or agent on behalf of such holder or holders) at such time to cause, such obligation to become due (or to be purchased by the Company or any Restricted Subsidiary) prior to any stated maturity; provided, that the aggregate amount of all obligations as to which such a Payment Default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or repurchase by the Company or any Restricted Subsidiary) shall occur and be continuing exceeds $1,000,000 (or the equivalent amount in any foreign currency); or

                           (iv) any representation or warranty made by the
                  Company or any Guarantor herein or by the Company, any Guarantor or any of its respective officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                           (v) the Company fails to perform or observe any
                  agreement contained in the last sentence of paragraph 5A, in paragraph 5J with respect to the Company's corporate existence or in paragraph 6 or any Guarantor fails to perform or observe any agreement contained in the Facility Guarantee or any Guarantor Joinder Agreement; or

                           (vi) the Company fails to perform or observe any
                  other agreement, term or condition contained herein, and any such failure described in this clause (vi) shall continue unremedied for a period of 30 days after the earlier of (a) notice thereof from the holder of any Note or (b) the date any Responsible Officer obtains actual knowledge thereof; or

                           (vii) the Company or any Restricted Subsidiary makes
                  a general assignment for the benefit of creditors or admits in writing its inability to pay its debts as such debts become due or ceases or threatens to cease carrying on its business permanently; or

                           (viii) any decree or order for relief in respect of
                  the Company, any Guarantor or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency,
                  readjustment of debt, composition, dissolution, winding up or liquidation or other similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                           (ix) the Company or any Restricted Subsidiary
                  petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the assets of the Company or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction or takes any corporate action to authorize any of the actions described in this clause (ix); or

                           (x) any such petition or application is filed, or any
                  such proceedings are commenced, against the Company or any Restricted Subsidiary and the Company or any Restricted Subsidiary by any act indicates its or their approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                           (xi) any order, judgment or decree is entered in any
                  proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or an encumbrancer takes possession of, or a receiver or receiver manager is appointed over, all or substantially all of the assets and the revenues of the Company; or

                           (xii) any order, judgment or decree is entered in any
                  proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Restricted Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                           (xiii) a final judgment is rendered against one or
                  more of the Company and its Restricted Subsidiaries and which judgment is not, within 60 days after entry thereof, bonded, discharged or
                  stayed pending appeal, or are not discharged within 60 days after the expiration of any such stay; or

                           (xiv) the Company or any ERISA Affiliate, in its
                  capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence with such withdrawing employer of a withdrawal liability; or

                           (xv) all or any portion of the Facility Guarantee or
                  any Guarantor Joinder Agreement shall cease to be in full force and effect with respect to any Guarantor or any Guarantor shall so assert in writing to any holder of any Note;

then (a) if such event is an Event of Default specified in clauses (i) or (ii) this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clauses (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at the principal amount thereof together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company and (c) if such event is any other Event of Default, the Required Holder(s) of the Notes of any Series may, at its or their option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable at the principal amount thereof, together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                  7B. Rescission of Acceleration. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

                  7C. Notice of Acceleration or Rescission. Whenever any Note of any Series shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

                  7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

                  8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company and the Guarantors represent, covenant and warrant as follows (all references to "Subsidiary" and "Subsidiaries" in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

                  8A. Organization; Authority; Enforceability. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Each Restricted Subsidiary is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has and each Restricted Subsidiary has all corporate or partnership power and authority to own and operate its properties and to carry on its business and, in the case of the Company and the Guarantor, to enter into and perform all of its respective obligations under this Agreement, the Notes and the Facility Guarantee and to issue and sell the Notes and the Facility Guarantee. Each of the Company and its Restricted Subsidiaries is duly licensed or qualified to do business as a foreign corporation or partnership in each state where the failure to be so licensed or qualified would have a material adverse effect on the business, financial condition or operations of the Company and its Restricted Subsidiaries taken as a whole and has all corporate or partnership power, licenses, franchises and other governmental authorizations and approvals necessary to carry on its present business, with respect to which the failure to possess would have a material adverse effect on the business, financial condition or operations of the Company and its Restricted Subsidiaries taken as a whole. Schedule 8A includes a correct list as to each Guarantor and each of the Restricted Subsidiaries on the date hereof (i) its name, (ii) the jurisdiction of its organization and (iii) its capital stock issued and outstanding and the holders by percentage of that stock. This Agreement is and the Notes and the Facility Guarantee when issued and delivered hereunder will be, legal, valid, binding and enforceable obligations of the Company and the Guarantor except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors, rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

                  8B. Business; Financial Statements. The Company has furnished each Purchaser of any Notes with the following financial statements, identified by a principal financial officer of the Company: (i) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at December 31 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidating and consolidated statements of income and consolidated statements of cash flows and of shareholders' equity of the Company and its Subsidiaries for each such year, all reported on by Ernst & Young, LLP or other independent public accountants of recognized national standing and (ii) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and shareholders' equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, shareholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has not been a material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

                  8C. Actions Pending. There is no action, suit, investigation or proceeding pending or (to the knowledge of the Company or any Guarantor or Restricted Subsidiary) threatened against the Company, any Guarantor or any Restricted Subsidiary, or any properties or rights of the Company, any Guarantor or any Restricted Subsidiary, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Restricted Subsidiaries taken as a whole.

                  8D. Outstanding Debt. Neither the Company nor any of its Restricted Subsidiaries has outstanding any Debt except as permitted by paragraph 6A. Schedule 8D correctly describes all secured and unsecured Debt of the Company and its Restricted Subsidiaries outstanding, or for which the Company or any of its Restricted Subsidiaries have commitments, on the date of this Agreement, and identifies the collateral, if any, securing such

                  Debt. There exists no default or temporary waiver of default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

                  8E. Title to Properties. The Company has and each of its Restricted Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6D. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Restricted Subsidiaries are valid and subsisting and are in full force and effect.

                  8F. Taxes. The Company has and each of its Restricted Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Restricted Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, and the Company has no knowledge of any basis for any further material assessment to the Company and its Restricted Subsidiaries taken as a whole that has not been adequately so provided for on the books of the Company.

                  8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Restricted Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business, property or assets, conditions (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes hereunder, nor fulfillment of nor compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Restricted Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Restricted Subsidiaries, as the case may be, any agreement (including any agreement with shareholders), instrument, order, judgment, decree or arbitrator's award, or any statute, law, rule or regulation, to which the Company or any of its Restricted Subsidiaries or their respective properties is subject. The Company is not a party to, or otherwise subject to, any contract or agreement (including its charter) which limits the amounts of, or otherwise imposes restrictions on the incurring of, indebtedness of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G, and the Company has received all consents necessary with respect to such agreements in connection with the consummation of the transactions contemplated hereby.

                8H. Offering of Notes and Facility Guarantee. Neither the Company, the Guarantors nor any agent acting on its behalf has, directly or indirectly, offered the Notes, the Facility Guarantee or any similar security of the Company or the Guarantors for sale to, or solicited any offers to buy the Notes, the Facility Guarantee or any similar security of the

                Company or the Guarantors from, or otherwise approached or negotiated with respect thereto with, any Person other than Prudential and not more than 10 other "qualified institutional buyers" as such term is defined in Rule 144A under the Securities Act, and neither the Company, the Guarantors nor any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of the Notes or the Facility Guarantee hereunder to the provisions of section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction.

                8I. Use of Proceeds. The proceeds of the Series A Notes and the Facility Guarantee will be used to refinance Debt and for general corporate purposes. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR
Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"), exceeding in value 5% of Consolidated Net Worth. None of the proceeds of the issuance of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock, or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock and in any such case which will constitute this transaction a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

                8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, financial condition or operations of the Company and its Restricted Subsidiaries, taken as a whole. Neither the Company, nor any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, financial condition or operations of the Company and its Restricted Subsidiaries, taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Restricted Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

                  8K. Governmental Consent. Neither the nature of the Company nor of any Guarantor or Restricted Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company, any Guarantor or any Restricted Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes or the Facility Guarantee is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes or Facility Guarantee with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes and the Facility Guarantee or fulfillment of or compliance with the terms and provisions hereof or of the Notes or the Facility Guarantee.

                  8L. Environmental Compliance. The Company and its Restricted Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all applicable Environmental Laws and all administrative orders, judgments, rulings and regulations relating to protection of the Environment, except, in any such case, where failure to comply would not result in a material adverse effect on the business, financial condition or operations of the Company and its Restricted Subsidiaries, taken as a whole.

                  8M. Disclosure. Neither this Agreement nor any other document, certificate or written statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact peculiar to the Company or any of its Restricted Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, financial condition or operations of the Company and its Restricted Subsidiaries taken as a whole, and which has not been set forth in this Agreement.

                  8N. Hostile Tender Offers. None of the proceeds of the sale of any Notes or any Facility Guarantee will be used to finance a Hostile Tender Offer.

                  8O. Patents and Trademarks. Except as set forth in Schedule 8O, the Company and each Restricted Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

                  8P. Regulatory Status. None of the Company, any Guarantor or any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Act of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act, as amended.

                  9. REPRESENTATIONS OF THE PURCHASER. Each Purchaser represents as follows:

                  9A. Nature of Purchase. Such Purchaser is not acquiring the Notes or the Facility Guarantee to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of the Purchaser's property shall at all times be and remain within its control.

                  9B. Source of Funds. The source of funds being used by such Purchaser to pay the purchase price of the Notes and the Facility Guarantee to be purchased by such Purchaser hereunder constitutes assets: (i) allocated to the "insurance company general account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60, (ii) allocated to a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more or
(iii) of an investment fund, the assets of which do not include assets of any employee benefit plan within the meaning of ERISA. For the purpose of this Paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

                  10. DEFINITIONS AND ACCOUNTING MATTERS. For the purpose of this Agreement, as used herein, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

                  10A. Yield-Maintenance Terms.

                  "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                  "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable on other than a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on Bridge Telerate (or such other display as may replace Page 678 on Bridge Telerate) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield will be rounded to that number of decimal places as appears in the Notes.

                  "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                  "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                  "Yield-Maintenance Amount" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus
(ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

                  10B. Other Defined Terms.

                  "Acceptance" shall have the meaning specified in paragraph 2B(6).

                  "Acceptance Day" shall have the meaning specified in paragraph 2B(6).

                  "Acceptance Window" shall have the meaning specified in paragraph 2B(6).

                  "Accepted Note" shall have the meaning specified in paragraph 2B(6).

                  "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,

                  (ii) which beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company or (iii) five percent (5%) or more of the Voting Stock (or in the case of a person which is not a corporation, five percent (5%) or more of the voting equity interest) or five percent (5%) of the ownership interests (other than limited partnership interests) of which is beneficially owned or held by the Company and/or one or more Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Authorized Officer" shall mean (i) in the case of the Company, its president, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

                  "Available Facility Amount" shall have the meaning specified in paragraph 2B(1).

                  "Bank Agreement" shall mean that certain Credit Agreement, dated on or around August 31, 2001, among the Company and K&M, on the one hand, and Fleet National Bank and Citizens Bank of Massachusetts, as lenders, on the other hand.

                  "Bankruptcy Law" shall have the meaning specified in clause
(viii) of paragraph 7A.

                  "Business Day" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed, and (iii) for purposes of paragraph 2B(3) only, a day on which Prudential is not open for business.

                  "Cancellation Date" shall have the meaning specified in paragraph 2B(9)(iv).

                  "Cancellation Fee" shall have the meaning specified in paragraph 2B(9)(iv).

                  "Capitalized Lease" shall mean any lease under which the obligation to make rental payments thereunder constitutes a Capitalized Lease Obligation.

                  "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Restricted Subsidiary, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                  "Closing Day" shall mean, with respect to the Series A Notes, the Series A Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided, that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(8), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(9)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder.

                  "Code Affiliate" shall mean each Person which together with the Company or any of its Subsidiaries is treated as a "single employer" under subsection (b), (c), (m) or (o) of section 414 of the Code.

                  "Confirmation of Acceptance" shall have the meaning specified in paragraph 2B(6).

                  "Congoleum" shall mean Congoleum Corporation, a subsidiary of the Company, or and any of its direct or indirect Subsidiaries.

                  "Consolidated Adjusted EBITDA" shall mean, with reference to any period, Consolidated EBITDA for such period, minus (a) unfunded capital expenditures of $4,500,000 for each year, minus (b) cash income taxes paid by the Company and its Restricted Subsidiaries during such period, minus (c) dividends paid and the aggregate purchase price of shares purchased by the Company during such period (to the extent paid or purchased after the Closing
Date).

                  "Consolidated EBITDA" shall mean, with reference to any period, Consolidated Net Income, plus (a) Consolidated Interest Expense for such period, plus (b) taxes imposed on or measured by income or excess profits for such period, plus (c) the depreciation expense of the Company and its Restricted Subsidiaries for such period determined in accordance with generally accepted accounting principles, on a consolidated basis, plus (d) the amortization expense of the Company and its Restricted Subsidiaries for such period determined in accordance with generally accepted principles, on a consolidated basis.

                  "Consolidated Fixed Charges" shall mean, with reference to any period,

Consolidated Interest Expense plus scheduled principal repayments of the Company and its Restricted Subsidiaries on a consolidated basis on Debt obligations existing after the Closing Date.

                  "Consolidated Interest Expense" shall mean, with reference to any period, the aggregate amount of interest expense of the Company and its Restricted Subsidiaries on a consolidated basis.

                  "Consolidated Net Income" shall mean, for any period, net income (or deficit) of the Company and its Restricted Subsidiaries for such period determined in accordance with generally accepted principles, on a consolidated basis, excluding

                  (a) extraordinary gains (net of any extraordinary losses up to the amount of any extraordinary gains),

                  (b) net income of any Person (other than a Restricted Subsidiary) in which the Company or a Restricted Subsidiary has an ownership interest unless those net earnings have actually been received in the form of cash for distributions,

                  (c) any portion of the net income of any Restricted Subsidiary which for any reason is unavailable to pay dividends to the Company or any other Restricted Subsidiary,

                  (d) any aggregate net gain (in excess of any net losses) arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities),

(e) any write-up of any asset,

                  (f) any gain arising from the acquisition of any securities of the Company or its Restricted Subsidiaries,

                  (g) net income or gain (but not any loss) resulting from a change in accounting, discontinuing or disposing of operations, an extraordinary event or prior period adjustments, and

                  (h) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary.

For the avoidance of doubt, "Consolidated Net Income" shall not include any operating loss of Congoleum.

                  "Consolidated Net Income Available for Tangible Net Worth" shall mean, with reference to any period, Consolidated Net Income for all quarterly fiscal periods of the Company and its Restricted Subsidiaries occurring during such period (taken as a cumulative whole), determined in accordance with generally accepted accounting principles, without deducting or offsetting therefrom any deficit or net loss occurring during any quarterly fiscal period of the Company and its Restricted Subsidiaries that is within such period.

                  "Consolidated Net Worth" as of any date shall mean shareholders' equity of the Company and its Restricted Subsidiaries as computed as of that date in accordance with generally accepted accounting principles.

                  "Consolidated Tangible Gross Worth" shall mean the sum of Consolidated Tangible Net Worth plus Debt of the Company and its Restricted Subsidiaries.

                  "Consolidated Tangible Net Worth" shall mean the aggregate amount of (a) capital stock (less any treasury stock, capital stock subscribed and unissued and other contra-equity accounts), (b) surplus, (c) foreign currency translation adjustments, and (d) retained earnings of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, excluding (i) any inter-company transactions, (ii) intangibles, (iii) any increase in the value of the Company's Investments in Congoleum as reflected on the Company's balance sheet as of December 31, 2000 and (iv) the cumulative amount of any net write-up of asset values after the audit immediately preceding the Closing Date.

                  "Current Assets" shall mean the aggregate amount carried as current assets on the books of the Company and its Restricted Subsidiaries, on a consolidated basis and after eliminating all inter-company items, in accordance with generally accepted accounting principles.

                  "Current Liabilities" shall mean the aggregate amount carried as current liabilities on the books of the Company and its Restricted Subsidiaries, on a consolidated basis and after eliminating all inter-company items, in accordance with generally accepted accounting principles, minus (to the extent included in determining the amount of such "Current Liabilities") the amount of any Debt outstanding under the Bank Agreement.

                  "Debt" shall mean, with respect to any Person, (i) all Indebtedness for borrowed money, (ii) Capitalized Leases, (iii) letters of credit, and (iv) all Guarantees of the foregoing.

                  "Delayed Delivery Fee" shall have the meaning specified in paragraph 2B(9)(iii).

                  "Environment" shall mean soil, surface waters, ground waters, land stream sediments, surface or subsurface strata, and ambient air.

                  "Environmental Law" shall mean any law, regulation, rule or ordinance at the federal, state or local level related to pollution, protection of the environment or worker health and safety, whether or not previously enforced, and, for purposes of complying in the future with such laws, regulations, rules or ordinances, those that are subsequently enacted.

                  "Environmental Permits" shall mean all permits, licenses and other authorizations required under any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

                  "ERISA Lien" shall mean a Lien created or otherwise imposed under the provisions of ERISA.

                  "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Facility" shall have the meaning specified in paragraph
2B(1).

                  "Facility Fee" shall have the meaning specified in paragraph 2B(9)(i).

                  "Facility Guarantee" shall have the meaning specified in paragraph11A.

                  "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefore, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligations will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

                  "Guaranteed Facility Obligations" shall have the meaning specified in paragraph 11A.

                  "Guarantor" shall mean K&M and each other Subsidiary that becomes a Guarantor pursuant to paragraph 5L. "Guarantors" means all the foregoing Persons, collectively.

                  "Guarantor Joinder Agreement" shall mean a Guarantor Joinder Agreement, in the form of Exhibit E hereto, to be executed by newly added Guarantors pursuant to paragraph 5L.

                  "Hedge Treasury Note(s)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

                  "Hedging Agreement" means any derivative or similar agreement or arrangement, including any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity pricing hedging agreement.

                  "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

                  "including" shall mean, unless the context clearly requires otherwise, "including without limitation".

                  "Indebtedness" shall mean, with respect to any Person, with duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and
(iii) all indebtedness of others with respect to which such Person has become liable by way of Guarantee.

                  "Investments" shall mean any loans or advances to, or purchases or acquisitions of the securities or obligations of, any Person or the assumption of any liability of another Person which, in each case, did not arise from sales to such Person in the ordinary course of business.

                  "IRS" shall mean the Internal Revenue Service and any successor governmental agency.

                  "Issuance Fee" shall have the meaning specified in paragraph 2B(9)(ii).

                  "Issuance Period" shall have the meaning specified in paragraph 2B(2).

                  "K&M" shall mean K&M Associates, L.P., a Rhode Island limited partnership.

                  "Leverage Fee" shall have the meaning specified in paragraph 2B(9)(v).

                  "Leverage Ratio" shall mean the ratio of Debt of the Company and its Restricted Subsidiaries to Consolidated EBITDA.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                  "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "Notes" shall have the meaning specified in paragraph 1B.

                  "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

                  "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

                  "Priority Debt" shall mean (i) Debt of any Restricted Subsidiary that is not a Guarantor hereunder (other than Debt owed to the Company or a wholly-owned Restricted Subsidiary), plus (ii) (without duplication) all Debt secured by Liens permitted under paragraph 6D, and, in each case, otherwise permitted by paragraph 6A.

                  "Property" shall mean and include all interests in property and assets, whether tangible or intangible and whether real, personal or mixed.

                  "Prudential" shall mean The Prudential Insurance Company of America.

                  "Prudential Affiliate" shall mean (i) any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Prudential, or (ii) any investment fund, account or other vehicle for which Prudential (or any Prudential Affiliate) acts as investment advisor or portfolio manager. As used in the preceding clause (i), the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Purchasers" shall mean, with respect to the Series A Notes, Prudential and, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s) which are purchasing such Accepted Notes.

                  "Receivables" shall mean any accounts, contract rights and other forms of obligations for the payment of money arising from the sale of goods or the rendering of services by the Company or any of its Restricted Subsidiaries, including those outstanding under any off balance sheet factoring agreement or asset securitization program of the Company or any of its Restricted Subsidiaries.

                  "Request for Purchase" shall have the meaning specified in paragraph 2B(4).

                  "Required Holder(s)" shall mean at any particular time the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

                  "Rescheduled Closing Day" shall have the meaning specified in paragraph 2B(8).

                  "Responsible Officer" shall mean the president, chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, corporate counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

                  "Restricted Payments" shall mean (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company now or hereafter outstanding, except a dividend payable solely in shares of stock of the Company, and (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists solely of shares of stock of the Company.

                  "Restricted Subsidiary" shall mean (a) K&M and (b) any U.S. or Canadian Person in which all the capital stock (or other equity interest) is owned, directly or indirectly, by the Company, provided that, at no time shall Congoleum be considered a Restricted Subsidiary.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Series" shall have the meaning specified in paragraph 1B.

                  "Series A Closing Day" shall have the meaning specified in paragraph 2A.

                  "Series A Note(s)" shall have the meaning specified in paragraph 1A.

                  "Shelf Notes" shall have the meaning specified in paragraph
1B.

                  "Significant Holder" shall mean (x) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note and (y) any other holder of Notes holding by itself or together with one or more of its affiliates Notes having an aggregate principal amount of not less than 5% of the aggregate principal amount of the Notes of any Series at the time outstanding.

                  "Subsidiary" shall mean any corporation at least 51% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

                  "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by the Purchaser under this Agreement.

                  "Voting Stock" shall mean, with respect to any Person, any shares of stock of or other ownership interest in such Person whose holders are entitled under ordinary circumstances to vote for the election of directors or similar body of such Person (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  10C. Accounting Terms And Determinations. All references in this agreement to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries (except as otherwise stated therein or in the notes thereto) delivered pursuant to paragraph 5A(ii), or, if no such statements have been so delivered, the most recent audited financial statements referred to in paragraph 8B.

                  11. FACILITY GUARANTEE

                  11A. Guaranteed Obligations. The Guarantors party to this Agreement, in consideration of the execution and delivery of this Agreement and the purchase of the Notes by the Purchasers, hereby irrevocably, unconditionally, absolutely, jointly and severally guarantee, on a continuing basis, to each holder of Notes as and for such Guarantor's own debt, until final and indefeasible payment in cash has been made, the due and punctual payment by the Company of the principal of, and interest, and the Yield-Maintenance Amount (if any) on, the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other

Debt owing, by the Company to the holders of the Notes under this Agreement and the Notes, in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof; it being the intent of the Guarantors that the obligations guaranteed by the guaranty set forth in this paragraph 11A are referred to in this paragraph 11 as the "Guaranteed Facility Obligations" and the guaranty thereof set forth in this paragraph 11A is referred to in this Agreement, together with any Guarantor Joinder Agreement, as the "Facility Guarantee".

                  11B. Payments and Performance. In the event that the Company fails to make, on or before the due date thereof, any payment to be made of any principal amount of, or interest or Yield-Maintenance Amount on, or in respect of, the Notes or of any other amounts due to any holder of Notes under the Notes or this Agreement, after giving effect to any applicable grace periods or cure provisions or waivers or amendments, each Guarantor shall cause forthwith to be paid the moneys in respect of which such failure has occurred in accordance with the terms and provisions of this Agreement and the Notes. In furtherance of the foregoing, if any or all the Notes have been accelerated as provided in Paragraph 7A (and such acceleration has not been rescinded by action of the Required Holders), the Guaranteed Facility Obligations in respect of such Notes shall forthwith become due and payable without notice, regardless of whether the acceleration of such Notes shall be stayed, enjoined, delayed or deemed ineffective. Nothing shall discharge or satisfy the obligations of the Guarantors under the Facility Guarantee except the full, final and indefeasible payment in cash of the Guaranteed Facility Obligations.

                  11C. Releases. Each of the Guarantors consent and agree that, without any notice whatsoever to or by the Guarantors, except with respect to any action (but not any failure to act) referred to in clauses (i), (ii) and
(iv) below (it being understood that the Guarantors shall be deemed to have notice of any matter as to which the Company has knowledge), and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of the Guarantors hereunder, each holder of Notes, by action or inaction, may:

                           (i) compromise or settle, renew or extend the period
                  of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, be action or inaction, release all or any one or more parties to, any one or more of the Notes, this Agreement, or any other guaranty or agreement or instrument related thereto or hereto;

                           (ii) assign, sell or transfer, or otherwise dispose
                  of, any one or more of the Notes;

                           (iii) grant waivers, extensions, consents and other
                  indulgences of any kind whatsoever to the Company or any Guarantor or any other Person liable in any manner in respect of all or any part of the Guaranteed Facility Obligations;

                           (iv) amend, modify or supplement in any manner
                  whatsoever and at any time (or from time to time) any one or more of the Notes, this Agreement, or any other guaranty or any agreement or instrument related thereto or hereto;

                           (v) release or substitute any one or more of the
                  endorsers or guarantors of the Guaranteed Facility Obligations whether parties hereto or not; and

                           (vi) sell, exchange, release, accept, surrender or
                  enforce rights in, or fail to obtain or perfect or to maintain, or caused to be obtained, perfected or maintained, the perfection of any security interest or other Lien on, by action or inaction, any Property at any time pledged or granted as security in respect of the Guaranteed Facility Obligations, whether so pledged or granted by the Company, Guarantor or any other Person.

The Guarantors hereby ratify and confirm any such action specified in this paragraph 11C and agree that the same shall be binding upon each Guarantor. The Guarantors hereby waive any and all defenses, counterclaims or offsets which the Guarantors might or could have by reason thereof.

                  11D. Waivers. To the fullest extent permitted by law, each of the Guarantors hereby waives:

                           (i) notice of acceptance of this Agreement;

                           (ii) notice of any purchase or acceptance of the
                  Notes under this Agreement, or the creation, existence or acquisition of any of the Guaranteed Facility Obligations, subject to any such Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Facility Obligations at any reasonable time;

                           (iii) notice of the amount of the Guaranteed Facility
                  Obligations, subject to any Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Facility Obligations at any reasonable time;

                           (iv) notice of adverse change in the financial
                  condition of the Company or any Guarantor or any other fact that might increase such Company's or Guarantor's risk hereunder;

                           (v) notice of presentment for payment, diligence,
                  demand, protest, and notice thereof as to the Notes or any other instrument;

                           (vi) all other notices and demands to which the
                  Company or any Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to the Company or any Guarantor under this Agreement);

                           (vii) the right by statute or otherwise to require
                  any or each holder of Notes to institute suit against the Company or any Guarantor or to exhaust the rights and remedies of any or each holder of Notes against the Company or any Guarantor, such Guarantor being bound to the payment of each and all Guaranteed Facility Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Facility Obligations were directly owing to each holder of Notes by such Guarantor;

                           (viii) any defense arising by reason of any
                  disability or other defense (other than the defense that the Guaranteed Facility Obligations shall have been fully, finally and indefeasibly paid) of the Company or any Guarantor or by reason of the cessation from any cause whatsoever of the liability of the Company or any Guarantor in respect thereof;

                           (ix) any stay (except in connection with a pending
                  appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale of Property of the Company or any Guarantor made under any judgment, order or decree based on this Agreement, and the Company any each Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of any such law;

                           (x) at all times prior to full, final and
                  indefeasible payment of the Guaranteed Facility Obligations, any claim of any nature arising out of any right of indemnity, contribution, reimbursement, indemnification or any similar right or any claim of subrogation (whether such right or claim arises under contract, common law or statutory or civil law (including, without limitation, Section 509 of the United States Bankruptcy Code) arising in respect of any payment made under this Agreement or in connection with this Agreement, against the Company or any Guarantor (including Liens on the Property of the Company or any Guarantor), in each case whether or not the Company or Guarantor at any time shall be the subject of any proceeding brought under any Bankruptcy Law, and the Company and each Guarantor further agrees that it will not file any claims against the Company or the estate of the Company in the course of any such proceeding or otherwise, and further agrees that each holder of Notes may specifically enforce the provisions of this clause (x);

                           (xi) the benefit of any statute of limitations; and

                           (xii) the benefit of any laws that exonerate or limit
                  the liability of guarantors or sureties, and any defenses provided by these laws.

                  11E. Marshaling. Each Guarantor hereby consents and agrees:

                           (i) that each holder of Notes, and each Person acting
                  for the benefit of one or more of the holders of Notes, shall be under no obligation to marshal any assets in favor of the Guarantors or against or in payment of any or all of the Guaranteed Facility Obligations; and

                           (ii) that, to the extent that any Guarantor makes a
                  payment or payments to any holder of the Notes, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party under any Bankruptcy Law, other common or civil law, or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if such payment or payments had not been made and the Guarantor shall be primarily liable for such obligation.

                  11F. Immediate Liability. Each Guarantor agrees that the liability of the Guarantors in respect of this Facility Guarantee shall be immediate and shall not be contingent upon the exercise or enforcement by any holder of Notes or any other Person of whatever remedies such holder of Notes or other Person may have against the Company or any other Guarantor or the enforcement of any Lien or realization upon any security such holder of Notes or other Person may at any time possess.

                  11G. Primary Obligations. This Facility Guarantee is a primary and original obligation of the Guarantors and is an absolute, unconditional, continuing and irrevocable guaranty of payment and shall remain in full force and effect without respect to any action by any holder of Notes specified in paragraph 11C hereof or any future changes in conditions, including, without limitation, change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Notes) of or by the Company or any other Guarantor, or with respect to the execution and delivery of any agreement (including, without limitation, the Notes and this Agreement) by the Company or any other Person.

                  11H. No Reduction or Defense. The obligations of the Guarantors under this Agreement, and the rights of any holder of Notes to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise (other than payment in full of all amounts owing hereunder or under the Notes), including, with limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than any defense based upon the irrevocable payment in full of the obligations of the Company and the Guarantors under this Agreement and the Notes), set-off, counterclaim, recoupment or termination whatsoever.

                  Without limiting the generality of the foregoing, the obligations of the Guarantors shall not be discharged or impaired by:

                           (i) any default (including, without limitation, any
                  Default or Event of Default), failure or delay, willful or otherwise, in the performance of any obligations by the Company or any Guarantor, or any of their respective Subsidiaries or Affiliates;

                           (ii) any proceeding of, or involving, the Company or
                  Guarantor, or any of their respective Subsidiaries or Affiliates under any Bankruptcy Law, or any merger, consolidation, reorganization, dissolution, liquidation, sale of assets or winding up or change in corporate constitution or corporate identity or loss of corporate identity of the Company or Guarantor, or any other Subsidiaries or Affiliates;

                           (iii) any incapacity or lack of power, authority or
                  legal personality of, or dissolution or change in the directors, stockholders or status of, the Company or any Guarantor, or any of their Subsidiaries or Affiliates or any other Person;

                           (iv) impossibility or illegality of performance on
                  the part of the Company or any Guarantor under this Agreement or the Notes;

                           (v) the invalidity, irregularity or unenforceability
                  of the Notes, this Agreement or any documents referred to therein or herein;

                           (vi) in respect of the Company or any Guarantor, or
                  any of their Subsidiaries or Affiliates, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any Guarantor, or any such Subsidiary or Affiliate, or impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), terrorist activities, civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any Guarantor, or any of their Subsidiaries or Affiliates and whether or not of the kind herein before specified;

                           (vii) any attachment, claim, demand, charge, Lien,
                  order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, corporation or entity, or any claims, demands, charges, Liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement or the Notes, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

                           (viii) any order, judgment, decree, ruling or
                  regulation (whether or not valid) of any court of any government authority or agency thereof, or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company or any Guarantor of any of their respective obligations under this Agreement or the Notes, as the case may be.

                  11I. Subordination. In the event that, for any reason whatsoever, the Company now or hereafter becomes indebted or obligated to any of the other Guarantors in any manner, the Guarantors agree that the amount of such obligation, interest thereon if any, and all other amounts due with respect thereto, shall, at all times during the existence of a Default or an Event of Default, be subordinate as to time of payment and in all other respects to all the Guaranteed Facility Obligations, and the Guarantors shall not be entitled to enforce or receive payment thereof until all sums then due and owing to the holders of the Notes in respect of the Guaranteed Facility Obligations shall have been fully, finally and indefeasibly paid in full in cash, except that the Guarantors may enforce (and shall enforce, at the request of the Required Holders, and at the Guarantors' expense) any obligations in respect of any such obligation owing to the Guarantors from the Company so long as all proceeds in respect of any recovery of from the such enforcement shall be held by the Guarantors in trust for the benefit of the holders of the Notes, to be paid thereto as promptly as reasonably possible. If any other payment, other than pursuant to the immediately preceding sentence, shall have been made to the Guarantors by the Company in respect of any such obligation during any time that a Default or and Event of Default exists and there are Guaranteed Facility Obligations outstanding, the Guarantors shall hold in trust all such payments for the benefit of the holders of Notes, to be paid thereto as promptly as reasonably possible.

                  11J. No Election. Each holder of Notes shall, individually or collectively, have the right to seek recourse against any or all of the Guarantors to the fullest extent provided for herein for its obligations under this Agreement. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such holder's right to proceed in any other form of action or proceeding or against other parties unless such holder of Notes has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by or on behalf of any holder of Notes against the Company or any other Person under any document or instrument evidencing obligations of the Company or any such other Person to or for the benefit of such holder of Notes shall serve to diminish the liability of the Guarantors under this Agreement except to the extent that such holder of Notes unconditionally shall have realized payment by such action or proceeding.

                  11K. Severability. Each of the rights and remedies granted under this paragraph 11 to each holder of Notes in respect of the Notes may be exercised by such holder without notice, or the consent of or any other action by any other holder of the Notes.

                  11L. Appropriations. Until all amounts which may be or become payable by the Company under or in connection with this Agreement or the Notes or by the Guarantors, any holder of Notes (on its own behalf or under any trustee or agent on its behalf) may refrain from applying or enforcing any moneys, security or rights held or received by such holder of Notes (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the

Guarantors shall not be entitled to the benefit of the same; provided, however, that any payments received from the Company, or the Guarantors on behalf of the Company, will be applied to amounts owing by the Company hereunder or in respect of the Notes issued by it.

                  11M. Other Enforcement Rights. Each holder of Notes may proceed to protect and enforce this Agreement by suit or suits or proceedings in equity, at law or in bankruptcy or insolvency, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted, or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

                  11N. Invalid Payments. To the extent that any payment is made to any holder of Notes in respect of the Guaranteed Facility Obligations by any Person, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, administrative receiver, administrator or any other party or officer under any Bankruptcy Law, or any other common or civil law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made and the Guarantors shall be primarily liable for such obligation.

                  11O. No Waivers or Election of Remedies; Expenses; etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement upon any holder of Notes shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under this Agreement, the Guarantors will pay to the holder of each Note on demand all amounts specified in this Agreement and such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder of Notes incurred in any enforcement or collection under this Agreement, including, without limitation, reasonable attorney's fees, expenses and disbursements.

                  11P. Restoration of Rights and Remedies. If any holder of Notes shall have instituted any proceeding to enforce any right or remedy under this Agreement or any Note held by such holder and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder of Notes, the Company and each of the Guarantors shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former position hereunder and thereunder, and thereafter the rights and remedies of such holder of Notes shall continue as though no such proceeding had been instituted.

                  11Q. No Setoff or Counterclaim. Except as otherwise required by law, each payment by the Guarantors shall be made without setoff or counterclaim.

                  11R. Further Assurances. The Guarantors will cooperate with the holders of the Notes and execute such further instruments and documents as the Required Holders shall reasonably request to carry out, to the reasonable satisfaction of the Required Holders, the transactions contemplated by this Agreement, the Notes and the documents and instruments related hereto and thereto.

                  11S. Survival. So long as the Guaranteed Facility Obligations shall not have been fully and finally performed and indefeasibly paid in full in cash, the obligations of the Guarantors under this Facility Guarantee shall survive the transfer and payment of any Note and the payment in full of all the Notes.

                  11T. Acknowledgment of Common Interests; etc. Each Guarantor acknowledges and confirms that: it is a member of an affiliated group of companies that includes the Company and the other Guarantors; the proceeds of the issue and sale of Notes will be used in part to benefit the Guarantor in the operation of its businesses; and the Company and the Guarantors are engaged in related businesses, and the Company and each Guarantor will derive substantial direct and indirect benefits from the issue and sale of Notes.

                  12. MISCELLANEOUS.

                  12A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedules attached hereto in the case of any Series A Notes, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Notes or (iii) such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as the Purchaser has made in this paragraph 12A.

                  12B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions (other than a transaction in which a Person becomes a Transferee), including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchaser or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted (which shall be a single counsel representing all the holders of the Notes and any local counsel retained by them, unless there shall be a conflict in any such representation of all the holders), and (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, any Guarantor Joinder Agreement, the Notes or the Facility Guarantee or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

                  12C. Consent to Amendments. This Agreement may be amended, and the Company and the Guarantors may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 12C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.




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



                  12D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000 and otherwise in integral multiples of $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

                  12E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in an amount of at least $1,000,000.

                  12F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company or any Guarantor in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, any Guarantor Joinder Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

                  12G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the


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



benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

                  12H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

                  12I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing,
(ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and
(iii) if to the Company or any Guarantor, addressed to it c/o American Biltrite Inc., 57 River Street, Wellesley Hills, MA 02481, Attention: Vice President--Finance or Treasurer, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

                  12J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

                  12K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.




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



                  12L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  12M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

                  12N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                  12O. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

                  12P. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

                  12Q. Binding Agreement. When this Agreement is executed and delivered by the Company, the Guarantors and Prudential, it shall become a binding agreement among the Company, the Guarantors and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.




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





                  If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Company, the Guarantor and the Purchaser.

                                  Very truly yours,

                                  AMERICAN BILTRITE INC.


                                  By   /s/ Howard N. Feist
                                    --------------------------------------------
                                    Name: Howard N. Feist
                                    Title: Vice President - Finance

                                  K&M ASSOCIATES, L.P., as Guarantor

                                  By:  AIMPAR, INC., its General Partner


                                  By   /s/ Howard N. Feist
                                    --------------------------------------------
                                    Name: Howard N. Feist
                                    Title: Vice President - Finance


The foregoing Agreement is hereby
accepted as of the date first above written.

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA


By   /s/ Kevin J. Kraska
  -------------------------------------------------
     Name:  Kevin J. Kraska
     Title:  Vice President

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